UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PMA Capital Corporation
(Name of Registrant as Specified In Its Charter)

     N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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1735 Market Street, Suite 2800
Philadelphia, PA 19103-7590

_________________

Notice of 2001 Annual Meeting of Shareholders
To Be Held April 20, 2001

_________________

Dear PMA Capital Shareholder:

        On Friday, April 20, 2001, PMA Capital Corporation will hold its Annual Meeting of Shareholders at 380 Sentry Parkway, Blue Bell, Pennsylvania 19422-2328. The Annual Meeting will begin at 9 a.m.

        We are holding the Annual Meeting to:

        1.   Elect five directors to serve until 2004 and until their successors are elected; and

        2.   Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

        The Board recommends that you vote FOR items 1 and 2. We will also transact any other business properly presented at the meeting and any adjournments.

        Only shareholders of record at the close of business on March 12, 2001 are entitled to vote at the Meeting and any adjournments. A copy of our 2000 Annual Report to shareholders accompanies this notice.

March 23, 2001	By Order of the Board of Directors, Frederick W. Anton III Chairman of the Board

You are cordially invited to attend the meeting. Whether or not you plan to attend in person, please mark, date, sign and mail the enclosed proxy. A return envelope requiring no postage is enclosed for your convenience.

i

PMA CAPITAL CORPORATION
1735 Market Street, Suite 2800
Philadelphia, PA 19103-7590

_________________

Proxy Statement

_________________

GENERAL INFORMATION ABOUT THE COMPANY’S ANNUAL MEETING

        You are being sent this Proxy Statement and the enclosed proxy in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at the Annual Meeting and at any adjournments. The approximate date of mailing of this Proxy Statement and the enclosed proxy is March 23, 2001.

        When and where is the Annual Meeting?

The Annual Meeting will be held on Friday, April 20, 2001, at 9 a.m. The Annual Meeting will be held at 380 Sentry Parkway, Blue Bell, Pennsylvania 19422-2328.

        What proposals am I being asked to vote on?

You are being asked to vote on two items:

(1) The election of five directors to serve until the 2004 Annual Meeting; and

(2) The ratification of PricewaterhouseCoopers LLP as independent accountants.

You can find information about these proposals in this Proxy Statement.

        Who is entitled to vote at the Annual Meeting?

Only holders of record of PMA Capital Class A Common Stock as of the close of business on March 12, 2001 will be entitled to vote at the Annual Meeting. As of the close of business on March 12, 2001, the Company had outstanding 21,504,206 shares of Class A Common Stock. Each holder of Class A Common Stock is entitled to cast one vote for each share of Class A Common Stock held.

        What constitutes a quorum?

The holders of Class A Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. If you submit a properly executed proxy card, even if you abstain from voting or withhold your vote, you will be considered present at the Annual Meeting, and therefore, part of the quorum. Broker non-votes will also be counted as part of the quorum.

        How do I vote?

There are two ways to vote:

(1) in person at the Annual Meeting; or

(2) by proxy.

To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope. If you hold your shares in “street name” (i.e., through a broker-dealer or other financial institution) and you want to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. If you hold share equivalents through the PMA Capital Stock Fund of the PMA Capital Corporation 401(k) Plan, you cannot vote your share equivalents at the Annual Meeting.

        Can I revoke my proxy and change my vote after I return my proxy card?

Yes. There are three ways to revoke your proxy and change your voting instructions:

(1) by voting in person at the Annual Meeting;

(2)	at any time before your proxy is voted, by giving the Company's Secretary written notice of your revocation; or

(3) by submitting a later-dated proxy card.

If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares for each item described in this Proxy Statement.

        How do I vote my 401(k) shares?

If you have money in the PMA Capital Stock Fund of the PMA Capital Corporation 401(k) Plan, you do not actually own shares of Class A Common Stock; Vanguard Fiduciary Trust Company, the plan trustee, does. However, you do have “pass through voting rights” based on the amount of money you have invested in the PMA Capital Stock Fund.

You may exercise your pass through voting rights only by completing the proxy card from the Plan’s trustee mailed with this Proxy Statement. The proxy card acts as a voting instruction to the Plan’s trustee. The trustee must receive your instructions prior to the Annual Meeting to vote your share equivalents in accordance with your instructions. If your voting instructions are not received by that date, the trustee will vote the share equivalents credited to your account in the same proportion that it votes share equivalents for which it did receive timely instructions.

        What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. For example, if you hold share equivalents through the PMA Capital Corporation 401(k) Plan and you hold shares directly as a record holder, you will receive two sets of proxy materials, including two proxy cards. Please complete and return all of the proxy cards you receive to ensure that all of your shares are voted.

        How will voting on any other business be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to the proxies named in the card to vote on such matters in their discretion.

        Who pays for the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies. This solicitation will be made by mail and may also be made on behalf of the Company by its officers, directors and employees in person or by telephone. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses for sending proxies and proxy materials to beneficial owners.

        Will the Annual Meeting be accessible through webcasting or teleconferencing?

Yes. We will provide access to the Annual Meeting in “real time” through webcasting and teleconferencing. This will allow you to hear the Annual Meeting without actually being present in Blue Bell, Pennsylvania. Please note that both the webcast and teleconference will be in “listen only” modes. This means that shareholders listening to the Annual Meeting through these technologies will not be able to ask questions or vote their shares as if present at the Annual Meeting. Further, shareholders accessing the Annual Meeting through either of these technologies will not be counted for purposes of determining whether a quorum is present. Therefore, even if you intend to access the meeting through webcast or teleconference, it is very important that you complete and return your proxy card prior to the Annual Meeting.

Information on how to access the Annual Meeting through either of these methods can be found in the Investor Information section of our website at www.pmacapital.com or by calling our Investor Relations department at 215-665-5054.

BENEFICIAL OWNERSHIP OF CLASS A COMMON STOCK

Principal Beneficial Owners of Class A Common Stock

        The following table shows, as of December 31, 2000, those shareholders (other than officers and directors of the Company) known to the Company to beneficially own more than 5% of the outstanding shares of Class A Common Stock. The shareholdings of officers and directors, including those who beneficially own more than 5% of the Class A Common Stock, are shown in the table on page 4.

Name & Address	Class A Common Stock	Percent of Class

PMA Foundation	5,473,450	25.4%
1735 Market Street, Suite 2800
Philadelphia, PA 19103-7590

Beneficial Ownership by Directors and Executive Officers

        The following table shows, as of February 1, 2001, the shares and percentage of the Company’s Class A Common Stock beneficially owned by:

•	each director and each nominee for director,
•	each executive officer named in the Summary Compensation Table on page 10, and
•	all executive officers and directors of the Company as a group.

        The “beneficial owner” of a share is the one that exercises voting or investment power over the security, even if someone else is the record owner.

Name of Individual or Identity of Group (1)	Class A Common Stock Beneficially Owned		Percent of Class

Frederick W. Anton III (2)(3)	494,708	(4)(5)	2.3%
Paul I. Detwiler, Jr. (2)	87,075	(6)	*
Joseph H. Foster (2)	17,025	(7)	*
Thomas J. Gallen	--		*
Anne S. Genter (2)	1,200		*
James F. Malone III (2)(3)	1,244,000		5.8%
A. John May (2)(3)	307,930	(8)	1.4%
Louis N. McCarter III (2)	10,000	(9)	*
John W. Miller, Jr., M.D. (2)	587,500		2.7%
Edward H. Owlett (2)(3)	754,300	(10)	3.5%
Louis I. Pollock (2)	367,350	(11)	1.7%
Roderic H. Ross (2)	6,050		*
L.J. Rowell, Jr. (2)	1,001		*
John W. Smithson (2)(3)	689,604	(12)	3.2%
Vincent T. Donnelly	148,775	(13)	*
Stephen G. Tirney	311,968	(14)	1.4%
Robert L. Pratter	12,330	(15)	*
All executive officers and
directors as a group (19 persons)	5,231,884	(16)	23.2%

__________
* Less than 1%.

(1)

The mailing address of the directors and executive officers who own more than 5% of a class of the Company's equity securities is: c/o the Company's Secretary, PMA Capital Corporation, 1735 Market Street, Suite 2800, Philadelphia, PA 19103-7590.

(2)

As of February 1, 2001, PMA Foundation beneficially owned 5,473,450 shares of Class A Common Stock, which represents 25.5% of the Class A Common Stock outstanding on that date. The Board of Trustees of the Foundation has sole voting power and investment power with respect to the shares of Class A Common Stock of the Company held by the Foundation. These individuals are members of the Board of Trustees of the Foundation and disclaim beneficial ownership of the Foundation’s shares, which are excluded from the above table.

(3)

As of February 1, 2001, Pennsylvania Manufacturers’Association, Northeast Branch beneficially owned 84,600 shares of Class A Common Stock, representing less than 1% of the Class A Common Stock. The Board of Trustees of Northeast Branch has sole voting power and investment power with respect to the shares held by the Northeast Branch. These individuals are members of the Board of Trustees of Northeast Branch and disclaim beneficial ownership of Northeast Branch’s shares, which are excluded from the above table.

(4)

Includes 20,000 shares of Class A Common Stock held by a private charitable foundation of which Mr. Anton is the sole trustee and 100,000 shares of Class A Common Stock held in grantor retained annuity trusts of which Mr. Anton is a co-trustee.

(5)	Includes options to purchase 275,000 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company’s equity incentive plans.
(6)	Includes 1,000 shares of Class A Common Stock owned jointly by Mr. Detwiler and his wife and 11,875 shares of Class A Common Stock owned by one of Mr. Detwiler’s children who resides in his household.
(7)

Does not include 1,137 share equivalents, which track the economic performance of the Class A Common Stock but do not carry voting rights, owned through the Deferred Compensation Plan for Non-Employee Directors and which are payable in cash only.

(8)	Includes 11,250 shares of Class A Common Stock owned jointly by Mr. May and his wife; and 17,250 shares of Class A Common Stock held by a partnership of which Mr. May is a general partner.
(9)	These shares are owned jointly by Mr. McCarter and his wife.
(10)

Includes: (i) 395,350 shares of Class A Common Stock held in certain Owlett family trusts, of which Mr. Owlett shares voting and dispositive power with Citizens & Northern Bank with respect to 57,000 of such shares of Class A Common Stock; (ii) 28,500 shares of Class A Common Stock held by Mr. Owlett’s wife; and (iii) 6,800 shares of Class A Common Stock held in non-family trusts for which Mr. Owlett serves as trustee. Mr. Owlett disclaims beneficial ownership of the shares held by his wife, of 296,700 shares of Class A Common Stock held by one of his family trusts and of all the shares held in the non-family trusts.

(11)

Includes 100 shares of Class A Common Stock owned jointly by Mr. Pollock and his wife; 171,250 shares of Class A Common Stock held in a trust for which Mr. Pollock serves as trustee; and 196,000 shares of Class A Common Stock held in a trust for which Mr. Pollock’s wife serves as trustee.

(12)

Includes 55,000 shares of Class A Common Stock held by Mr. Smithson’s wife; 4,280 shares of Class A Common Stock held in a trust for Mr. Smithson’s children of which Mr. Smithson’s wife serves as trustee and to which Mr. Smithson disclaims beneficial ownership; and options to purchase 392,268 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company’s equity incentive plans.

(13)	Includes options to purchase 125,218 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company’s equity incentive plans.
(14)

Includes 50,500 shares of Class A Common Stock held by Mr. Tirney’s wife and an aggregate of 7,500 shares held by Mr. Tirney’s children who reside in his household, and options to purchase 157,718 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company’s equity incentive plans.

(15)	Includes 3,500 shares of Class A Common Stock held by Mr. Pratter's child who resides in his household and to which Mr. Pratter disclaims beneficial ownership.
(16)	Includes options to purchase 1,079,455 shares of Class A Common Stock that are currently exercisable or will become exercisable within the next 60 days under the Company’s equity incentive plans.

ITEM 1. ELECTION OF DIRECTORS

        The Company’s Board of Directors consists of 14 members and is divided into three classes. Each director is elected for a three-year term and until the director’s successor has been duly elected. The current three-year terms of the Company’s directors expire in the years 2001, 2002 and 2003.

        Five directors whose terms expire at the Annual Meeting are to be elected for terms expiring at the 2004 Annual Meeting. All of the nominees are currently directors of the Company. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by the Board of Directors for the unexpired term.

Vote Requirement

        The five nominees who receive the highest number of votes cast by the holders of Class A Common Stock entitled to vote will be elected as directors of the Company. Votes withheld and broker non-votes are not counted toward a nominee’s total.

The Board of Directors recommends that the shareholders vote FOR each of the nominees identified below.

        The names of the nominees for director and the directors who will continue in office after the Annual Meeting, together with certain information regarding them, are as follows:

NOMINEES FOR ELECTION

Nominees for Election with Terms Expiring at the 2004 Annual Meeting

Thomas J. Gallen, age 60	Director since 2000

        Mr. Gallen was Chief Executive Officer of USI Mid-Atlantic, an insurance and financial services broker, from January 1997 until his retirement in May 2000. From October 1980 until December 1996, he served as Chief Financial Officer, Secretary, Treasurer and Director of McCrea & Gallen, an insurance agency. Mr. Gallen is currently a self-employed insurance business consultant.

Louis N. McCarter III, age 72	Director since 1975

        Mr. McCarter has been President and Chief Executive Officer of The McCarter Corp., a manufacturer of specialty mixing machinery, since 1954.

John W. Miller, Jr., M.D., age 66	Director since 1988

        Dr. Miller is a physician and served as President of Ear, Nose and Throat Associates of Lancaster from 1970 until his retirement in October 1998.

Edward H. Owlett, age 74	Director since 1964

        Mr. Owlett has been President of Owlett & Lewis, P.C. (formerly Owlett, Lewis & Ginn, P.C.), a law firm, since 1981.

Louis I. Pollock, age 71	Director since 1984

        Mr. Pollock has served as Chief Executive Officer & Chairman of Morris Coupling Company, a manufacturer of pipe and tube couplings and provider of pipe bending and fabrication, since 1957.

DIRECTORS CONTINUING IN OFFICE

Directors Continuing in Office with Terms Expiring at the 2002 Annual Meeting

Paul I. Detwiler, Jr., age 67	Director since 1984

        Mr. Detwiler is Chairman of the Board of New Enterprise Stone & Lime Co., Inc., a quarrying and construction company, since 1990.

Anne S. Genter, age 66	Director since 1991

        Ms. Genter is owner and President of Anne S. Genter Interior Design, an interior design company, since 1975.

A. John May, age 72	Director since 1977

        Mr. May has been an attorney with Duane, Morris & Heckscher LLP, a law firm, for more than 40 years. He was Chairman of the Board of the Company from 1982 to 1995.

Roderic H. Ross, age 70	Director since 1981

        Mr. Ross has served as Chairman of the Board and Chief Executive Officer of Keystone State Life Insurance Company, since 1985. He is also a director of Hunt Corporation and PNC Financial Services Group, Inc.

John W. Smithson, age 55	Director since 1987

        Mr. Smithson has served as President and Chief Executive Officer of the Company, since May 1997, and as President and Chief Operating Officer of the Company from 1995 to May 1997. He has also served as Chairman and Chief Executive Officer of the following subsidiaries: PMA Re Management Company, since 2000; PMA Capital Insurance Company (formerly PMA Reinsurance Corporation), since 1984; The PMA Insurance Group, since 1995; Caliber One Management Company, since 1997; and Caliber One Indemnity Company, since 1997. He started with the Company in 1972.

Directors Continuing in Office with Terms Expiring at the 2003 Annual Meeting

Frederick W. Anton III, age 67	Director since 1972

        Mr. Anton has served as Chairman of the Board of the Company since 1995. He has served as Chairman of the Board and Chief Executive Officer from 1995 to May 1997 and as President and Chief Executive Officer from 1981 to 1995. He started with the Company in 1962.

Joseph H. Foster, age 72	Director since 1982

        Mr. Foster has been an attorney and partner of White & Williams, LLP, a law firm, since 1958.

James F. Malone III, age 57	Director since 1974

        Mr. Malone has been a partner of Malone, Larchuk & Middleman, P.C., a law firm, since 1997 and from 1980 to 1997 was a partner of Dickie, McCamey & Chilcote, P.C., a law firm.

L. J. Rowell, Jr., age 68	Director since 1992

        Mr. Rowell was Chairman, President and Chief Executive Officer of Provident Mutual Life Insurance Company from 1992 until his retirement in July 1996.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors met four times in 2000. The Board of Directors has five committees: an Executive Committee, an Audit Committee, a Nominating Committee, a Compensation Committee and a Stock Option Committee. During 2000, each director attended at least 75% of the total number of meetings of the Board of Directors and all committees on which the director served.

Executive Committee

        Messrs. Anton, Malone, May, Miller, Owlett and Smithson are the members of the Executive Committee. The Executive Committee met eight times in 2000. The Executive Committee has the authority to take all actions that may be taken by the full Board of Directors, consistent with Pennsylvania law, between Board of Directors’ meetings.

Audit Committee

        Messrs. Owlett, Pollock and Rowell are the members of the Audit Committee. All of the Committee members are independent as defined in the National Association of Securities Dealers’ listing standards. The Audit Committee met five times in 2000. The Board of Directors adopted a written charter for the Audit Committee in May 2000. A copy of the Charter is attached to this Proxy Statement as Appendix A. The Audit Committee’s duties include:

•	Reviewing with management and the Company’s independent accountants the audited annual financial statements and the unaudited quarterly financial statements.
•

In consultation with the independent accountants, management and the internal auditor, reviewing the integrity of the Company’s financial reporting processes as well as the adequacy of internal controls with respect to those processes.

•	Reviewing any material changes to the Company's accounting principles and practices.
•	In conjunction with the Board of Directors, selecting, evaluating and, where appropriate, replacing the independent accountants.
•	Reviewing with the independent accountants the written statement regarding their independence.

Nominating Committee

        Messrs. Anton, Malone and Rowell are the members of the Nominating Committee. The Nominating Committee met one time in 2000. The Nominating Committee is responsible for nomination of candidates to stand for election to the Board of Directors at the Annual Meeting and the nomination of candidates to fill vacancies on the Board of Directors between meetings of shareholders. The Nominating Committee will consider nominations for directors from shareholders to the extent the nominations are made in accordance with the Company’s Bylaws.

Compensation Committee

        Messrs. Miller, Owlett and Rowell are the members of the Compensation Committee. The Compensation Committee met two times in 2000. The Compensation Committee's duties include:

•	Reviewing and recommending cash compensation plans.
•	Reviewing and approving the cash compensation of the Company’s executive officers, including the Chief Executive Officer.
•	Establishing performance goals for executive officer incentive-based cash compensation and certifying whether the performance goals have been met.

Stock Option Committee

        Messrs. Miller and Rowell are the members of the Stock Option Committee. The Stock Option Committee met two times in 2000. The Stock Option Committee's duties include:

•	Approving the grant of awards under, and determining participants in, the Company’s equity incentive plans.
•	Establishing performance goals for awards under the Company’s equity incentive plans.

DIRECTOR COMPENSATION

        In addition to expenses of attendance, which are paid to all directors, directors of the Company who are not also employees of the Company are paid an annual retainer of $15,000 for their services and a fee of $1,000 for each Board of Directors meeting and $1,000 for each committee meeting that they attend; provided, that if a director attends more than one committee meeting in any one day, the total fee for attendance at all committee meetings will not exceed $1,000.

AUDIT COMMITTEE REPORT

        The Audit Committee monitors the Company’s accounting policies and financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.

        In this context, the Committee has met and held discussions with management and the independent accountants. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee has discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

        In addition, the independent accountants also provided to the Committee the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees,and the Committee has discussed with the independent accountants the firm’s independence. The Committee has also considered the compatibility of non-audit services provided by the independent accountants with their independence.

        In reliance on the reviews and discussions referred to above and other reviews and discussions the Committee deemed appropriate, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

The Audit Committee: Edward H. Owlett (Chair) Louis I. Pollock L. J. Rowell, Jr.

COMPENSATION OF EXECUTIVE OFFICERS

        The following information is furnished for the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company and its principal subsidiaries other than the Chief Executive Officer at the end of 2000.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)

John W. Smithson	2000	700,000	--	8,772	80,000	43,752	(2)
President and Chief	1999	700,000	550,000	13,067	55,000	59,916
Executive Officer	1998	700,000	550,000	4,991	140,000	106,365

Frederick W. Anton III	2000	700,000	--	13,895	--	92,473	(3)
Chairman of the Board	1999	700,000	--	102,380	--	342,657
	1998	700,000	--	6,543	--	162,550

Vincent T. Donnelly	2000	350,000	200,000	--	25,000	142,154	(4)
President and Chief	1999	350,000	200,000	--	20,000	61,449
Operating Officer of	1998	350,000	200,000	--	100,000	90,589
The PMA Insurance Group

Stephen G. Tirney	2000	390,000	--	3,155	25,000	84,631	(5)
President and Chief	1999	390,000	310,000	3,325	20,000	25,701
Operating Officer of	1998	388,077	310,000	3,706	100,000	67,569
PMA Re Management Company

Robert L. Pratter	2000	350,000	37,500	--	25,000	32,072	(6)
Senior Vice President	1999	177,693	70,000	--	10,000	8,885
and General Counsel	1998	--	--	--	--	--

__________

(1)	Amounts represent tax payment reimbursements for certain benefits.
(2)

Amount represents Company contributions to its non-qualified 401(k) excess plan of $26,500, Company matching contributions to its 401(k) plan of $8,500 and $8,752 of life insurance premiums paid by the Company.

(3)

Amount represents Company contributions to its non-qualified 401(k) excess plan of $26,500, Company matching contributions to its 401(k) plan of $8,500 and $57,473 in earnings on investments under the Company’s Deferred Compensation Plan other than those offered under the Company’s 401(k) plan.

(4)

Amount represents Company contributions to its non-qualified 401(k) excess plan of $9,000, Company matching contributions to its 401(k) plan of $8,500, $5,860 of life insurance premiums paid by the Company and $118,794 in earnings on investments under the Company’s Deferred Compensation Plan other than those offered under the Company’s 401(k) plan.

(5)

Amount represents Company contributions to its non-qualified 401(k) excess plan of $11,000, Company matching contributions to its 401(k) plan of $8,500, $5,468 of life insurance premiums paid by the Company and $59,663 in earnings on investments under the Company’s Deferred Compensation Plan other than those offered under the Company’s 401(k) plan.

(6)

Mr. Pratter became Senior Vice President and General Counsel in June 1999. Amount represents Company contributions to its non-qualified 401(k) excess plan of $9,000, Company matching contributions to its 401(k) plan of $8,500, and $14,572 of life insurance premiums paid by the Company.

Option Grants in Last Fiscal Year

        The following table sets forth certain information with respect to options to purchase shares of Class A Common Stock granted to the persons named in the Summary Compensation Table during the fiscal year ended December 31, 2000.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($) (3)

John W. Smithson	80,000(1)	19.5	21.50	2/2/10	569,680
Frederick W. Anton III	--	--	--	--	--
Vincent T. Donnelly	25,000(2)	6.1	21.50	2/2/10	178,025
Stephen G. Tirney	25,000(2)	6.1	21.50	2/2/10	178,025
Robert L. Pratter	25,000(2)	6.1	21.50	2/2/10	178,025

__________

(1)	These options become exercisable for 26,400 shares on 2/2/02, 26,400 shares on 2/2/03 and 27,200 shares on 2/2/04.
(2)	These options become exercisable for 8,250 shares on 2/2/02, 8,250 shares on 2/2/03 and 8,500 shares on 2/2/04.
(3)

Based on a binomial option-pricing model adapted for use in valuing executive stock options. Calculations of grant date present values for all options assume an option life of 10 years, a dividend yield of 2.4%, a price volatility of Class A Common Stock of 17% and a risk-free interest rate of 6.6%. The approach used in developing the foregoing assumptions is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”The actual value, if any, an executive may realize will depend on the excess of the stock price on the date the option is exercised over the exercise price, so there is no assurance the value realized by an executive will be at or near the value estimated by the binomial option-pricing model. The Company believes that no model accurately predicts the future price of the Class A Common Stock or places an accurate present value on stock options.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information with respect to options to purchase shares of Class A Common Stock exercised by the persons named in the Summary Compensation Table during the fiscal year ended December 31, 2000 and options held by those persons at December 31, 2000.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (2)

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

John W. Smithson	--	--	368,236	246,764	1,142,059	27,491
Frederick W. Anton III	11,155	84,697	275,000	--	818,750	--
Vincent T. Donnelly	5,000	29,375	112,736	136,764	244,134	22,941
Stephen G. Tirney	--	--	145,236	136,764	466,809	22,941
Robert L. Pratter	--	--	--	35,000	--	--

__________

(1)	Represents the difference between the aggregate exercise price and the aggregate market value as of the date of exercise.
(2)	Represents the difference between the aggregate exercise price and the aggregate market value as of December 31, 2000.

Pension Plans

        Under the PMA Capital Corporation Pension Plan, Supplemental Executive Retirement Plan (“SERP”) and Executive Management Pension Plan (“EMPP”), participants are entitled to benefits pursuant to the formula set forth under these plans. Sections 415 and 401(a)(17) of the Internal Revenue Code limit the benefits payable under the Pension Plan. In 2000, Section 415 generally limited annual payments to a participant under a qualified pension plan to $135,000, and Section 401(a)(17) limited the amount of compensation that could be used in calculating benefits under a qualified pension plan to $170,000.

        The benefit payable under the SERP is the difference between the amount that would be payable under the Pension Plan without regard to the Code limits and the amount actually payable under the Pension Plan. The EMPP provides additional years of service credit to officers who are at least vice presidents and meet the requirements for early retirement under the Pension Plan. The benefit payable under the EMPP for the additional years of service is based on the formula in the Pension Plan but without regard to the limitations under Section 415 and 401(a)(17) of the Code.

        The Pension Plan and SERP benefits vest when the participant has 5 years of service. The EMPP benefit vests when the participant meets the requirement for early retirement under the Pension Plan. The benefit under the Pension Plan is based upon the accrued pension benefit for the participant on December 31, 1992, plus annual accruals beginning January 1, 1993 equal to the sum of (i) 1.5% of the participant’s compensation for each year of benefit service after December 31, 1992, plus (ii) 0.3% of the participant’s compensation in excess of covered compensation for each year of benefit service after December 31, 1992. Service under the Pension Plan is capped at 25 years. For purposes of the above formula, compensation consists of a participant’s base rate of pay, short-term disability pay and employer contributions made pursuant to a salary reduction agreement which are not includible in the participant’s gross income under Code Sections 125 and 402(e)(3). Covered compensation consists of the average (without indexing) of the participant’s taxable wage bases in effect for each calendar year during the 35-year period ending on the last day of the calendar year in which the participant attains Social Security retirement age. In no event, however, will a participant’s benefit under the Pension Plan be less than such participant’s accrued benefit under the Pension Plan on December 31, 1992.

        The Pension Plan is a qualified plan and benefits are payable from its trust. Both the SERP and the EMPP are non-qualified, unfunded, deferred compensation plans and, as such, the benefits under each constitute unsecured contractual obligations of the Company.

        The executive officers named in the Summary Compensation Table had the following years of service as of December 31, 2000: (i) Mr. Smithson, 29 years; (ii) Mr. Anton, 38 years; (iii) Mr. Donnelly, 9 years; (iv) Mr. Tirney, 25 years; and (v) Mr. Pratter, 2 years. Based upon the above formula and current years of service, the annual pension benefit accrued under the Pension Plan, the SERP and the EMPP, as of December 31, 2000, for each of the executive officers named in the Summary Compensation Table, without regard to vesting, was: Mr. Smithson, $232,302; Mr. Anton, $272,472; Mr. Donnelly, $71,366; Mr. Tirney, $121,072; and Mr. Pratter, $18,370. Using the same assumptions, but also assuming constant earnings until age 65 and that each named executive officer works for the Company until age 65, their projected annual pension benefits at age 65 would be: Mr. Smithson, $272,987; Mr. Anton, $272,472; Mr. Donnelly, $143,564; Mr. Tirney, $163,859; and Mr. Pratter, $135,797. The amounts for Mr. Anton do not include other retirement payments that would be provided pursuant to his employment agreement described below.

Employment Agreements

        Frederick W. Anton III and John W. Smithson have employment agreements with the Company. Mr. Anton’s employment agreement commenced on May 1, 1999 and currently ends April 30, 2005, and is subject to automatic extension for an additional period of one year for each year Mr. Anton is re-elected as Chairman of the Board of the Company at each organizational meeting of the Board of Directors of the Company. The employment agreement provides for a salary of not less than $700,000 per year, which may be increased, but not decreased, at the discretion of the Company, at any time. Mr. Anton has agreed during the term of the employment agreement not to engage in or have a material financial interest in any business that competes with the business of the Company as then conducted. In the event of Mr. Anton’s death during the term of the agreement, the Company is released from all obligations to pay Mr. Anton, his heirs or personal representatives any salary other than any portions of his annual salary, which has been accrued and unpaid on his date of death. However, the Company is required to maintain split-dollar life insurance policies providing death benefits of approximately $5.4 million on the life of Mr. Anton. If Mr. Anton retires at any time, Mr. Anton would be entitled to receive monthly payments equal to 5% of his annual salary on the date of his retirement and continuing throughout his lifetime. The Company has a $4.5 million liability for the potential retirement obligation. The Company is obligated to establish an irrevocable trust prior to Mr. Anton’s retirement and make contributions to the trust sufficient to pay his retirement benefits as they become due.

        Mr. Smithson’s employment agreement with the Company is for a term that commenced April 1, 1995 and currently expires March 31, 2003, and is subject to automatic extension for an additional period of one year for each year Mr. Smithson is re-elected President of the Company at each annual organizational meeting of the Board of Directors of the Company. The employment agreement provides for a salary of not less than $670,000 per year, which may be increased, but not decreased, at the discretion of the Company at any time. Mr. Smithson may also receive bonus compensation as he may be awarded from time to time. Mr. Smithson has agreed during the term of the employment agreement not to engage in or have a material financial interest in any business that competes with the business of the Company as then conducted. In the event of Mr. Smithson’s death during the term of the agreement, Mr. Smithson’s survivors are entitled to 180 consecutive monthly payments of an amount equal to 25% of Mr. Smithson’s monthly salary as of the date of his death, reduced by the amount of any similar payments for disability paid to Mr. Smithson during his lifetime in the event Mr. Smithson becomes disabled during the employment term. Under the agreement, the Company is required to maintain a split-dollar life insurance policy in the face amount of $1,000,000 on the life of Mr. Smithson.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES ON THE
COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY
FOR THE YEAR ENDED DECEMBER 31, 2000

        The Compensation and Stock Option Committees of the Board of Directors make decisions regarding the aggregate compensation of the Company's executive officers in the form of base salaries, cash bonuses and stock option awards. The members of the Compensation Committee for the year ended December 31, 2000 were John W. Miller, Jr., M.D., Edward H. Owlett and L. J. Rowell, Jr., none of whom are officers or employees of the Company or its subsidiaries. Messrs. Miller and Rowell also were the members of the Stock Option Committee.

        In 2000, the Chairman of the Board received a salary in accordance with his employment agreement with the Company described above under “Compensation of Executive Officers — Employment Agreements.” In this report, we have discussed the Company’s compensation policies and compensation paid to the Company’s other executive officers.

        The Committees have implemented compensation policies that are intended to support the Company’s overall objective of enhancing value for our shareholders. In addition, the Company’s compensation policies are designed to align executive compensation with the Company’s long-term business objectives and performance and to enable the Company to attract, retain and motivate executive officers whose leadership and contributions are critical to the Company’s long-term success. In furtherance of these objectives, the Company’s compensation program for executive officers includes the following elements:

•

Pay base salaries to executive officers that are reasonably competitive with base salaries paid by similarly sized United States insurance and reinsurance companies (“Peer Companies”) for comparable executive positions.

•

Reward the executive officers through the potential award of incentive cash bonuses based on pre-established, objective performance criteria related to the financial results of the Company and the business segment under each executive officer’s direct management, and also taking into account the executive officer’s individual leadership, strategic management and contribution to the Company’s success.

•	Provide additional long-term incentive to executive officers and align their interests with the shareholders’interests through the granting of stock-based compensation.

•	Compensate the executive officers on an equitable basis taking into consideration each individual’s degree of responsibility and contribution to the achievement of the Company’s overall objectives.

        In 2000, the Company had three components for the compensation paid to its executive officers: base salary, an annual incentive cash bonus and stock options. The Committees considered and determined each element separately and collectively to ensure that the executive officers were appropriately compensated consistent with our basic compensation principles. In making these decisions, the Committees reviewed survey data of the compensation paid by other insurers and by reinsurers generally and the Peer Companies for comparable executive positions. The Committees target each executive’s aggregate compensation to the mean of the aggregate compensation paid by the Peer Companies for comparable executive positions.

        We have discussed in the following section the three elements of compensation for each of the executive officers in fiscal 2000, other than the President and Chief Executive Officer, who is discussed subsequently in the body of this report.

Base Salary

        In 2000, the President and Chief Executive Officer of the Company recommended to the Compensation Committee a base salary for the executive officers, other than himself. In determining base salary, the Compensation Committee considered the Chief Executive Officer’s recommendation, each executive officer’s value to the Company, his experience in the industry and performance with the Company. The Compensation Committee also considered the base salary levels in effect for comparable executive positions with the Peer Companies.

Cash Bonus

        Under the Company’s Annual Incentive Plan, which was approved by shareholders in 2000, each executive officer may receive a maximum bonus equal to 200% of his or her base salary on January of the preceding year, if pre-established objective performance goals are met. Pursuant to the Annual Incentive Plan, the Compensation Committee had set various pre-established, objective performance-based goals for the executive officers in February 2000. In February 2001, the Compensation Committee determined that one or more of the pre-established objective performance goals had been met. The Compensation Committee also evaluated the Company’s overall performance in fiscal year 2000 and each executive officer’s individual performance as well as reviewed the total cash compensation paid by the Peer Companies for comparable executive positions. Based upon these factors, the Compensation Committee decided to pay no bonuses to certain executive officers and determined that incentive cash compensation to the other executive officers should be below the maximum allowable under the Annual Incentive Plan. The total cash compensation for the Company’s executives for fiscal year 2000 did not exceed the mean cash compensation paid by the Peer Companies for comparable executive positions.

Long-Term Incentive Awards

        The Stock Option Committee administers the Company’s equity incentive plans. The Committee believes that the executive officers should have the opportunity to own Class A Common Stock of the Company to align their interests with the Company’s shareholders. Stock option awards provide this opportunity and also add an additional long-term incentive to executive officers and other key employees to further the Company’s growth, development and financial success. The Stock Option Committee has a policy of considering annual grants under the equity incentive plans to executive officers.

        In 2000, the Stock Option Committee granted options under the equity incentive plans to key employees of the Company to purchase 411,000 shares of Class A Common Stock, of which 205,000 options were granted to executive officers (including the Chief Executive Officer). In making these grants, the Stock Option Committee considered the number of options remaining available for grants under the stock option plans, the aggregate amount of options previously granted and the amount of options previously granted to each of the executive officers. All of the options granted in 2000 to the executive officers were at an exercise price that was greater than the fair market value of the Class A Common Stock on the date of grant. Options granted in 2000 vest over a four-year period with vesting beginning in the second year of the grant.

Compensation of the President and Chief Executive Officer

        Mr. Smithson has an employment contract with the Company which currently expires March 31, 2003, and is subject to automatic one-year extensions if Mr. Smithson is re-elected President of the

Company at each annual organizational meeting of the Board of Directors. The contract requires the Company to pay Mr. Smithson a salary of not less than $670,000 per year. In evaluating Mr. Smithson’s base salary for fiscal year 2000, the Committee considered a variety of factors, including the Company’s performance since Mr. Smithson became President and Chief Executive Officer, his long-term contributions to the Company, his strategic leadership, his stature in the insurance industry and his ongoing value to the Company and its shareholders. The Committee has also reviewed the base salary that the Peer Companies pay to their chief executive officers, and the percentage relationship between base salary and short- and long-term incentive compensation. Based upon all of these factors, the Committee concluded to continue Mr. Smithson’s base salary at $700,000 per year for fiscal year 2000.

        Although one or more of the pre-established objective performance goals that the Compensation Committee established under the Annual Incentive Plan for the year ended December 31, 2000 were met, the Compensation Committee decided not to pay an incentive cash bonus to Mr. Smithson primarily because of the Company’s overall performance in fiscal year 2000. The aggregate compensation paid to Mr. Smithson for fiscal year 2000 did not exceed the mean amount paid to chief executive officers by the Peer Companies.

        The Stock Option Committee also approved the award to Mr. Smithson of options to purchase 80,000 shares of Class A Common Stock pursuant to the Company’s stock option plans at an exercise price that was greater than the fair market value of the Class A Common Stock on the date of grant. The vesting schedule and other terms of all options granted to Mr. Smithson were the same as described above for the other executive officers. These option awards were intended to strengthen the relationship between Mr. Smithson’s future compensation opportunity and the creation of additional shareholder value.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation of over $1 million paid to a company’s chief executive officer and the four most highly compensated executive officers other than the chief executive officer. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation and Stock Option Committees currently intend to structure incentive compensation to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. However, because of uncertainties as to the application and interpretation of Section 162(m) and its regulations, no assurance can be given that compensation intended to qualify as performance-based under Section 162(m) will actually do so. Further, the Compensation and Stock Option Committees reserve the authority to award non-deductible compensation in certain circumstances that they deem appropriate.

The Compensation Committee John W. Miller, Jr., M.D. Edward H. Owlett L. J. Rowell, Jr.	The Stock Option Committee John W. Miller, Jr., M.D. L. J. Rowell, Jr.

COMPARISON OF TOTAL RETURN ON THE COMPANY’S
CLASS A COMMON STOCK WITH CERTAIN INDICES

        The following graph provides an indicator of cumulative total shareholder return on the Company’s Class A Common Stock for the period from February 5, 1998 to June 30, 1998, and each subsequent six-month period compared with the cumulative total return of the Standard & Poors’ 500 Stock Index (the “S&P 500”), the Standard & Poors’ Property/Casualty Insurance Index (the “S&P P/C”) and the Standard & Poors’ SmallCap Property/Casualty Insurance Index (“S&P Small P/C”) for the same periods. The graph assumes that with respect to the Company’s Class A Common Stock, the S&P 500, the S&P P/C and the S&P Small P/C, $100 was invested on February 5, 1998, and all dividends were reinvested.

	02/05/1998	06/30/1998	12/31/1998	06/30/1999	12/31/1999	06/30/2000	12/31/2000

S&P 500	$100.00	$116.41	$127.17	$142.91	$153.93	$153.27	$139.92
S&P P/C	100.00	106.99	94.83	92.38	70.54	68.09	110.08
S&P Small P/C	100.00	120.00	101.22	87.57	69.31	66.66	112.25
PMA Capital *	100.00	144.47	124.01	131.51	128.26	123.83	113.77

_________________
* The Company’s Class A Common Stock commenced trading on The Nasdaq Stock Market effective on February 5, 1998. Prior to that date, the Company’s stock price was based upon over-the-counter bid quotations, which reflect interdealer prices, without retail mark-up, mark-down or commission, and may not have represented actual transactions.

CERTAIN TRANSACTIONS

        The Company’s largest shareholder is PMA Foundation, which is a not-for-profit corporation qualified under Section 501(c)(6) of the Internal Revenue Code and whose purposes include the promotion of the common business interests of its members and the economic prosperity of the Commonwealth of Pennsylvania. As of February 1, 2001, PMA Foundation owned 5,473,450 shares, or 25.5%, of Class A Common Stock. All of the members of the Company’s Board of Directors (other than Mr. Gallen) currently serve as the members of PMA Foundation’s Board of Trustees. Also, Frederick W. Anton III, Chairman of the Company, serves as President and Chief Executive Officer of PMA Foundation. The Company and certain of its subsidiaries provide certain administrative services to PMA Foundation for which the Company and its affiliates receive reimbursement. Total reimbursements in 2000 amounted to $13,000. PMA Foundation also leases its Harrisburg, Pennsylvania headquarters facility from a subsidiary of the Company under a monthly operating lease presently requiring rent payments of $25,000 per month and reimburses a subsidiary of the Company for its use of office space in Philadelphia, Pennsylvania. In 2000, PMA Foundation paid $304,000 in rent and related reimbursements to the Company’s affiliates.

        James F. Malone III, A. John May and Joseph H. Foster, who are directors of the Company, are or have been members of law firms that furnished legal representation to the Company and its subsidiaries during 2000. In the opinion of the Company’s management, the amounts paid to such firms represented reasonable charges for the services rendered and were as fair as the charges would have been had such services been furnished by law firms unaffiliated with any of the directors. No fees paid to the directors’ law firms exceeded five percent of their law firms’ gross revenues, except for approximately $900,000 in legal fees paid to Mr. Malone’s law firm.

        The Company has arranged an executive loan program with a financial institution. The institution provides personal demand loans to officers of the Company and its subsidiaries, collateralized by Class A Common Stock beneficially owned by the officer and a treasury security of a Company subsidiary. The Company has agreed to purchase any loan made to an officer (including accrued interest and related expenses) from the financial institution in the event that the borrower defaults on the loan. In such a case, the Company has recourse against the officer and the financial institution will assign all of the officer’s collateral securing the loan to the Company. The following executive officers had loans outstanding under the loan program at December 31, 2000, at a floating interest rate equal to the financial institution’s prime rate minus 1/2%.

Executive Officer	Largest Amount Outstanding During 2000

John W. Smithson	$2,000,000
Francis W. McDonnell	$ 546,088
Robert L. Pratter	$ 77,133

        Subsidiaries of the Company, in the ordinary course of their business, have had and intend to continue to have insurance transactions with directors and officers of the Company and the various businesses with which directors and officers of the Company are associated. The insurance is written in accordance with rates and terms authorized for use in the applicable jurisdictions. In the opinion of the Company’s management, these transactions were in the ordinary course of the Company’s business and on terms as favorable as the Company would have negotiated with unaffiliated persons or entities.

ITEM 2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

        Upon the recommendation of the Audit Committee, the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent accountants for the year ending December 31, 2001. Although not required, the Board requests that you ratify this appointment. If you do not ratify this appointment, the Board will reconsider the appointment.

        Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting. They will be given an opportunity to make a statement and will be available to respond to appropriate questions.

        The first column of the following table presents the aggregate fees and expenses billed and expected to be billed by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of the Company’s Financial Statements and for reviews of the financial statements included in the Company’s Forms 10-Q for the year ended December 31, 2000. The second column discloses the aggregate fees and expenses billed and expected to be billed by PricewaterhouseCoopers LLP for all other services rendered to the Company during the year ended December 31, 2000. There were no financial information systems design and implementation services rendered during the year ended December 31, 2000.

Audit Fees	All Other Fees	Financial Information Systems Design and Implementation Fees

$595,000	$188,500	$ -0-

        Ratification of the independent accountants will require the affirmative vote of the majority of the votes cast on the proposal at the Annual Meeting by the holders of outstanding shares of Class A Common Stock. Abstentions and broker non-votes are not considered votes cast and will not have any effect on the vote to ratify the appointment of independent accountants.

The Board of Directors recommends that you vote FOR this proposal.

ITEM 3. OTHER MATTERS

        The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934 requires that the executive officers and directors of the Company, as well as persons who own more than 10% of a class of equity securities of the Company, file reports of their ownership of such securities, as well as monthly statements of changes in such ownership, with the Company and the Securities and Exchange Commission. Based upon written representations received by the Company from its executive officers and directors and the reports filed with the Company during 2000, the Company believes that all such filings required during 2000 were made on a timely basis except one late report each filed by Mr. Anton and Mr. McDonnell. Each late report disclosed two transactions.

ANNUAL REPORT

        A copy of the Company’s 2000 Annual Report to Shareholders is being mailed to the Company’s shareholders with this Proxy Statement.

DEADLINES FOR SHAREHOLDER PROPOSALS

        Any shareholder who wishes to submit a proposal for inclusion in the Company’s proxy statement for its 2002 Annual Meeting of Shareholders must deliver such proposal in writing to the Company’s Secretary at the Company’s principal executive offices at 1735 Market Street, Suite 2800, Philadelphia, Pennsylvania 19103-7590, no later than November 24, 2001. Any shareholder who wishes to present a proposal from the floor of the 2002 Annual Meeting must notify the Company’s Secretary in writing of the proposal not later than the close of business on December 24, 2001. The notice must also include the other information specified in the Company’s Bylaws. Any shareholder who wishes to introduce a proposal should consult the Company’s Bylaws and applicable proxy rules of the Securities and Exchange Commission.

        Any shareholder who wishes to nominate someone for the Board of Directors must notify the Company’s Secretary in writing of the nomination not later than the close of business on December 24, 2001. The notice must include certain information about the shareholder and nominee as specified in the Company’s Bylaws. Each nominee must also provide the Company’s Secretary with a written consent to serve if elected.

By Order of the Board of Directors,

March 23, 2001	Frederick W. Anton III Chairman of the Board

Appendix A

PMA CAPITAL CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
(as approved by the Board of Directors on May 3, 2000)

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by:

•	Monitoring the Corporation’s accounting policies and financial reporting process and system of internal controls regarding accounting and financial reporting.

•	Monitoring the independence and performance of the Corporation’s independent accountants and internal auditor.

•	Monitoring the Corporation’s compliance with laws and regulations that may have a material impact on the Corporation.

•

Serving as a means of open communication among the independent accountants, financial and senior management, the internal auditor and the Board concerning the Corporation’s financial position and affairs.

•	Periodically reporting upon the Committee’s activities, findings and recommendations to the Board.

II.	COMPOSITION

The Audit Committee shall be comprised of at least three directors appointed annually by the Board. Each member shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	RESPONSIBILITIES AND DUTIES

The Audit Committee’s responsibility is oversight, and it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management. Additionally, the Audit Committee recognizes that management (including internal audit), as well as the independent accountants, have more detailed knowledge and information about the Corporation than do the members of the Audit Committee; consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the independent accountants’ work. Further, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Corporation’s compliance policies.

        The following functions shall be the recurring activities of the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

Review Procedures

1.	Review and assess this Charter annually and recommend any proposed changes to the Board for approval.

2.

Review with management and the independent accountants the Corporation's annual audited financial statements and quarterly financial statements prior to the earlier of the filing of financial statements with the Securities and Exchange Commission (“SEC”) or public distribution of such financial statements. Review should include a discussion with management and the independent accountants of major issues regarding the audit and accounting principles, practices and judgments, and a discussion with the independent accountants of the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 in the case of the annual financial statements and SAS No. 71 in the case of quarterly financial statements. The Chair of the Committee may represent the entire Committee for purposes of the review of quarterly financial statements.

3.

In consultation with the independent accountants, management and the internal auditor, review the integrity of the organization’s financial reporting processes, both internal and external, as well as the adequacy of internal controls with respect to such processes. Review significant findings, if any, prepared by the independent accountants and/or the internal auditor together with management’s response.

4.	Review material changes to the Corporation's accounting principles and practices.

5.

Following completion of the annual audit, review separately with each of the internal auditor and independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

6.	Review the appointment and replacement of the internal auditor.

7.

Periodically report to the Board of Directors on the activities of the Audit Committee through the distribution of the Audit Committee’s minutes of meetings and an annual oral report to the Board of Directors.

Independent Accountants

8.

The Audit Committee and Board of Directors are responsible for the selection, evaluation and, where appropriate, replacement of the independent accountants. Consistent with these responsibilities, it is recognized that the independent accountants are ultimately accountable to the Board of Directors and Audit Committee.

9.

On an annual basis, the Audit Committee should ensure receipt of, and review with the independent accountants, a written statement required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discuss with the accountants their independence. The Committee will discuss with the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants, and will, if necessary, recommend that the Board take appropriate actions to oversee the independence of the independent accountants.

10.	Review and approve the scope of the prospective annual audit.

11.	Review the fees and other compensation to be paid to the independent accountants in connection with the annual audit.

Corporate Compliance

12.

Review with the Corporation’s General Counsel legal and regulatory matters that may have a material impact on the Corporation’s consolidated financial statements, related compliance policies and programs and reports received from regulators.

13.	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Other Matters

14.

The Audit Committee has the authority to conduct any investigation it deems necessary to carry out its responsibilities, and it has direct access to the independent accountants as well as anyone in the Corporation. Further, the Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary to carry out its responsibilities.

15.	The Audit Committee will annually prepare the Audit Committee report required by the SEC for inclusion in the annual proxy statement.

PMA CAPITAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 20, 2001

THIS PROXY/VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Charles A. Brawley, III, Albert D. Ciavardelli and Francis W. McDonnell, each or any of them, proxies of the undersigned, with full power of substitution, and each of them is hereby authorized to represent the undersigned and to vote all shares of Class A Common Stock of PMA Capital Corporation (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 380 Sentry Parkway, Blue Bell, Pennsylvania on Friday, April 20, 2001, at 9 a.m., local time, and at any adjournment thereof.

        This proxy/voting instruction, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made by a record holder, this proxy/voting instruction will be voted FOR the nominees for director set forth in Item 1 and FOR the proposal in Item 2. The proxy/voting instruction also covers all shares as to which the undersigned has the right to give voting instructions to the Trustee under the Company's 401(k) Plan. If no voting instruction is given to the Trustee, the Trustee will vote your shares on a pro rata basis based on the votes of other 401(k) Plan participants.

PMA CAPITAL CORPORATION
P.O. BOX 11115
NEW YORK, N.Y. 10203-0115

(Continued, and to be marked, dated and signed on other side)

The Board of Directors recommends a vote FOR Items 1 and 2.

Item 1 Election Of Directors (INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Exceptions" box and strike a line through the nominee's name.)

FOR all nominees listed below	[_]	WITHHOLD AUTHORITY to vote for all nominees listed below.	[_]	EXCEPTIONS	[_]

Nominees: Thomas J. Gallen, Louis N. McCarter, III, John W. Miller, Jr., M.D., Edward H. Owlett, Louis I. Pollock

Item 2 Ratification of PricewaterhouseCoopers LLP as independent accountants.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.
FOR	[_]	AGAINST	[_]	ABSTAIN	[_]

Change of Address and or Comments Mark Here [_]

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Dated: _____________________________________, 2001
______________________________________________ Signature
______________________________________________ Signature
Votes must be indicated (x) in Black or Blue ink. [_]

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)